                                                        Exhibit 99.1

ENERGY WEST INCORPORATED ANNOUNCES EXTENSION OF CREDIT AGREEMENT

GREAT FALLS, Mont., June 23 /PRNewswire-First Call/--ENERGY WEST INCORPORATED
(NASDAQ: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that Wells Fargo Bank
Montana, N.A., has extended the maturity date of Energy West's credit facility through June 26, 2003 to provide the parties additional time to negotiate a further extension. The Wells Fargo credit facility was originally scheduled to expire on May 1, 2003 and previously was extended through June 23, 2003. The terms and conditions of the credit agreement, as previously extended, other than the maturity date, remain unchanged.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com, or John C. Allen,
Corporate Counsel and Vice-President, 1-406-791-7503, jcallen@ewst.com, both of
Energy West Incorporated.

Our toll-free number is 1-800-570-5688.  Our web address is www.energywest.com

Our address is P.O. Box 2229, Great Falls MT 59403-2229